Exhibit 99.1

Investor Relations Contact:
Mike Sullivan (408) 986-7977
mike_sullivan@amat.com

Media Contact:
Ricky Gradwohl (408) 235-4676
ricky_gradwohl@amat.com

APPLIED MATERIALS ANNOUNCES SECOND QUARTER 2026 RESULTS
•Record revenue $7.91 billion, up 11 percent year over year
•GAAP gross margin 49.9 percent and non-GAAP gross margin 50.0 percent
•Record GAAP EPS $3.51 and record non-GAAP EPS $2.86, up 33 percent and 20 percent year over year, respectively
•Announced new EPIC Center partner engagements designed to accelerate commercialization of next-generation semiconductor technologies
SANTA CLARA, Calif., May 14, 2026 — Applied Materials, Inc. (NASDAQ: AMAT) today reported results for its second quarter ended Apr. 26, 2026.
Second Quarter Results
Applied generated record revenue of $7.91 billion. On a GAAP basis, the company reported gross margin of 49.9 percent, operating income of $2.52 billion or 31.9 percent of revenue, and record earnings per share (EPS) of $3.51.
On a non-GAAP basis, the company reported gross margin of 50.0 percent, operating income of $2.54 billion or 32.1 percent of revenue, and record EPS of $2.86.
The company generated $845 million in cash from operations and distributed $765 million to shareholders through $400 million in share repurchases and $365 million in dividends.
“Applied Materials delivered record quarterly performance, and we now expect our semiconductor equipment business to grow more than 30 percent in calendar 2026,” said Gary Dickerson, President and CEO. “The rapid global build-out of AI computing infrastructure combined with Applied’s strong leadership positions in leading-edge logic, DRAM and advanced packaging provide an exceptionally strong foundation for sustained, multi-year revenue and profit growth.”
“The growth in AI that Applied has been investing for is now in full force,” said Brice Hill, Senior Vice President and CFO. “As the largest process equipment company in the fastest growing markets, our top priority is ensuring we have the operational and supply chain readiness to support our customers’ growth. We have increased our build plan, inventory positions and logistics capacity, and we are driving higher operating profit and productivity across the company.”

Applied Materials, Inc.

Results Summary

	Q2 FY2026	Q2 FY2025	Change
	(In millions, except per share amounts and percentages)
Revenue	$7,910	$7,100	11%
Gross margin	49.9%	49.1%	0.8 points
Operating margin	31.9%	30.5%	1.4 points
Net income	$2,806	$2,137	31%
Diluted earnings per share	$3.51	$2.63	33%
Non-GAAP Results
Non-GAAP gross margin	50.0%	49.2%	0.8 points
Non-GAAP operating margin	32.1%	30.7%	1.4 points
Non-GAAP net income	$2,286	$1,940	18%
Non-GAAP diluted EPS	$2.86	$2.39	20%
Non-GAAP free cash flow	$210	$1,061	(80)%
A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Measures” section.
Recent Highlights
•Announced several EPIC Center engagements with chipmakers and partners designed to dramatically reduce the time it takes to commercialize breakthrough technologies from early-stage research to full-scale manufacturing. These engagements build upon the previously announced partnership with Samsung Electronics.
•A new innovation partnership with TSMC to accelerate the development and commercialization of semiconductor technologies required for the next era of AI. Working together at Applied’s EPIC Center in Silicon Valley, the companies will co-innovate to advance materials engineering, equipment innovation, and process integration technologies designed to deliver energy-efficient performance from the data center to the edge.
•Arizona State University (ASU), Rensselaer Polytechnic Institute (RPI) and Stanford University will join Applied’s EPIC Center as inaugural research partners, leveraging the synergy of academia and industry to accelerate energy‑efficient innovations for next‑generation AI chips.
•Advantest Corporation, a leading semiconductor test equipment supplier, will join Applied’s EPIC platform as an innovation partner to strengthen the links between front-end manufacturing technologies and back-end testing of chips and packages, helping chipmakers bring new designs to market faster.
•A long-term collaboration agreement between Applied and SK hynix to accelerate the development and deployment of next-generation DRAM and high-bandwidth memory (HBM) essential for AI and high-performance computing. Engineers from both companies will work side-by-side at Applied’s EPIC Center to advance innovation in materials, process integration and 3D advanced packaging as memory architectures move beyond current production nodes.
•Applied and Micron Technology are working to develop next-generation DRAM, HBM and NAND solutions that increase the energy-efficient performance of AI systems, bringing together advanced R&D capabilities from Applied’s EPIC Center in Silicon Valley and Micron’s state-of-the-art innovation center in Boise, Idaho.
•Introduced chip-making systems designed to create the smallest atomic-scale features in 3D Gate-All-Around transistors for the world’s most advanced logic chips. By controlling materials deposition with atomic-level

Applied Materials, Inc.

precision, the technologies enable chipmakers to build faster and more power-efficient transistors at the scale required to sustain the pace of today’s global AI infrastructure build-out.
•Precision™ Selective Nitride PECVD preserves integrity of shallow trench isolation, reducing parasitic capacitance and boosting chip performance-per-watt.
•Trillium™ ALD wraps silicon nanosheets with complex metal gate stacks that optimize transistors for a wide range of AI computing applications.
•Entered into an agreement with ASMPT Limited to acquire its NEXX business, a leading supplier of large-area advanced packaging deposition equipment for the semiconductor industry. The addition of the NEXX team and products will broaden Applied’s portfolio of panel-level advanced packaging technologies which are designed to enable chipmakers and systems companies to build larger-body AI accelerators for higher energy-efficient performance.
•Received a 2026 Intel EPIC Supplier Award for Excellence in Technology Development.
•Joined Synopsys and NVIDIA in a collaboration to advance AI and quantum chemistry R&D with accelerated materials modeling.
•Increased the quarterly cash dividend by 15 percent, from $0.46 to $0.53 per share, marking nine consecutive years of dividend increases. With the increase, Applied has more than doubled its dividend per share from four years ago.

Applied Materials, Inc.

Business Outlook
Applied’s total revenue and non-GAAP diluted EPS for the third quarter of fiscal 2026 are expected to be as follows:

	Q3 FY2026
(In millions, except per share amounts)
Total revenue	$8,950	+/-	$500
Non-GAAP diluted EPS	$3.36	+/-	$0.20
This outlook for non-GAAP diluted EPS excludes known charges related to completed acquisitions of $0.01 per share, includes the normalized tax benefit of share-based compensation of $0.01 per share and includes a net income tax benefit related to intra-entity intangible asset transfers of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax-related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.
Second Quarter Reportable Segment Information
Effective in the first quarter of fiscal 2026, management moved our 200-millimeter equipment business to Semiconductor Systems. The business was previously included in Applied Global Services. Additionally, effective in the first quarter of fiscal 2026, management began fully allocating corporate support costs to our operating segments. Prior-period numbers have been recast to conform to the current-year presentation. Display operating segment financial results are included in the Other category balances below.

Semiconductor Systems	Q2 FY2026	Q2 FY2025
(in millions, except percentages)
Revenue	$5,965	$5,401
Foundry, logic and other	67%	66%
DRAM	29%	27%
Flash memory	4%	7%
Gross margin	54.7%	53.5%
Operating income	$2,092	$1,770
Operating margin	35.1%	32.8%
Non-GAAP Results
Non-GAAP gross margin	54.8%	53.6%
Non-GAAP operating income	$2,102	$1,781
Non-GAAP operating margin	35.2%	33.0%

Applied Global Services	Q2 FY2026	Q2 FY2025
(in millions, except percentages)
Revenue	$1,665	$1,420
Gross margin	34.7%	33.5%
Operating income	$487	$378
Operating margin	29.2%	26.6%
Non-GAAP Results
Non-GAAP gross margin	34.7%	33.5%
Non-GAAP operating income	$487	$378
Non-GAAP operating margin	29.2%	26.6%

Other	Q2 FY2026	Q2 FY2025
(in millions)
Revenue	$280	$279
Cost of products sold and expenses	(336)	(258)
Operating income (loss)	$(56)	$21

Applied Materials, Inc.

Use of Non-GAAP Financial Measures
Applied provides investors with certain non-GAAP financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including, as applicable, certain items related to mergers and acquisitions; restructuring and severance charges and any associated adjustments; legal settlement charges; impairments of assets; gain or loss, dividends and impairments on strategic investments; certain income tax items; and other discrete adjustments. On a non-GAAP basis, the tax effect related to share-based compensation is recognized ratably over the fiscal year. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied's ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast and related slide presentation will be available at https://ir.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation and cash deployment strategies, our investment and growth strategies, our development of new products and technologies, the plans and expectations for the EPIC Center, legal matters, our business outlook for the third quarter of fiscal 2026 and beyond, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic, political and industry conditions, including changes in interest rates and prices for goods and services; global trade issues, changes in trade and export regulations, license requirements, and their interpretation, and our ability to obtain licenses or authorizations on a timely basis, if at all; changes in tariffs, any retaliatory measures, and our ability to mitigate the impact of tariffs; the effects of geopolitical turmoil or conflicts; demand for semiconductor chips and electronic devices; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; our ability to meet customer demand, and our suppliers’ ability to meet our demand requirements; the concentrated nature of our customer base; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; cybersecurity incidents affecting us or our suppliers, customers or vendors; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; acquisitions, investments and divestitures; changes in income tax laws; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; our ability to ensure compliance with applicable law, rules and regulations; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions that are at the foundation of virtually every new semiconductor and advanced display in the world. The technology we create is essential to advancing AI and accelerating the commercialization of next-generation chips. At Applied, we push the boundaries of science and engineering to deliver material innovation that changes the world. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Revenue	$7,910	$7,100	$14,922	$14,266
Cost of products sold	3,963	3,615	7,540	7,285
Gross profit	3,947	3,485	7,382	6,981
Operating expenses:
Research, development and engineering	1,027	893	1,955	1,752
Marketing and selling	233	216	455	422
General and administrative	164	207	353	463
Legal settlement	—	—	253	—
Restructuring charges	—	—	12	—
Total operating expenses	1,424	1,316	3,028	2,637
Income from operations	2,523	2,169	4,354	4,344
Interest expense	69	68	138	132
Interest and other income (expense), net	771	221	1,337	229
Income before income taxes	3,225	2,322	5,553	4,441
Provision for income taxes	419	185	721	1,119
Net income	$2,806	$2,137	$4,832	$3,322
Earnings per share:
Basic	$3.53	$2.64	$6.09	$4.10
Diluted	$3.51	$2.63	$6.05	$4.08
Weighted average number of shares:
Basic	794	809	794	811
Diluted	799	812	799	815

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	April 26, 2026	October 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$6,301	$7,241
Short-term investments	1,940	1,332
Accounts receivable, net	6,372	5,185
Inventories	6,343	5,915
Other current assets	1,615	1,208
Total current assets	22,571	20,881
Long-term investments	5,142	4,327
Property, plant and equipment, net	5,255	4,610
Goodwill	3,824	3,707
Purchased technology and other intangible assets, net	330	226
Deferred income taxes and other assets	3,164	2,548
Total assets	$40,286	$36,299
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,199	$100
Accounts payable and accrued expenses	5,229	5,333
Contract liabilities	2,570	2,566
Total current liabilities	8,998	7,999
Long-term debt	5,256	6,455
Income taxes payable	704	356
Other liabilities	1,419	1,074
Total liabilities	16,377	15,884
Total stockholders’ equity	23,909	20,415
Total liabilities and stockholders’ equity	$40,286	$36,299

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Six Months Ended
	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Cash flows from operating activities:
Net income	$2,806	$2,137	$4,832	$3,322
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	135	103	262	208
Restructuring charges	—	—	12	—
(Gain) / loss and impairment on investments	(672)	(76)	(1,138)	24
Share-based compensation	169	159	376	354
Deferred income taxes	152	4	74	672
Other	5	(33)	4	(38)
Net change in operating assets and liabilities	(1,750)	(723)	(1,891)	(2,046)
Cash provided by operating activities	845	1,571	2,531	2,496
Cash flows from investing activities:
Capital expenditures	(635)	(510)	(1,281)	(891)
Cash paid for acquisitions, net of cash acquired	(175)	(1)	(175)	(29)
Proceeds from asset sale	6	33	6	33
Proceeds from sales and maturities of investments	2,091	1,921	3,234	3,144
Purchases of investments	(2,246)	(1,222)	(3,523)	(2,933)
Cash provided by (used in) investing activities	(959)	221	(1,739)	(676)
Cash flows from financing activities:
Proceeds from issuance of commercial paper	100	100	300	300
Repayments of commercial paper	(200)	(100)	(400)	(300)
Proceeds from common stock issuances	131	129	131	129
Common stock repurchases	(400)	(1,670)	(737)	(2,988)
Tax withholding payments for vested equity awards	(80)	(35)	(309)	(177)
Payments of dividends to stockholders	(365)	(325)	(730)	(651)
Payments of debt issuance costs	—	(2)	—	(2)
Cash used in financing activities	(814)	(1,903)	(1,745)	(3,689)
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	(928)	(111)	(953)	(1,869)
Cash, cash equivalents and restricted cash equivalents—beginning of period	7,287	6,355	7,312	8,113
Cash, cash equivalents and restricted cash equivalents — end of period	$6,359	$6,244	$6,359	$6,244

Reconciliation of cash, cash equivalents, and restricted cash equivalents
Cash and cash equivalents	$6,301	$6,169	$6,301	$6,169
Restricted cash equivalents included in deferred income taxes and other assets	58	75	58	75
Total cash, cash equivalents, and restricted cash equivalents	$6,359	$6,244	$6,359	$6,244

Supplemental cash flow information:
Cash payments for income taxes	$538	$763	$650	$833
Cash refunds from income taxes	$13	$5	$16	$75
Cash payments for interest	$54	$68	$119	$120

Applied Materials, Inc.

Additional Information

	Q2 FY2026	Q2 FY2025
Revenue by Geography (In millions)
United States	$941	$808
% of Total	12%	11%
Europe	$347	$252
% of Total	4%	4%
Japan	$623	$572
% of Total	8%	8%
Korea	$1,572	$1,562
% of Total	20%	22%
Taiwan	$2,155	$1,997
% of Total	27%	28%
Southeast Asia	$185	$135
% of Total	2%	2%
China	$2,087	$1,774
% of Total	27%	25%

Employees (In thousands)
Regular Full Time	36.4	36.0

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Six Months Ended
(In millions, except percentages)	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Non-GAAP Gross Profit
GAAP reported gross profit	$3,947	$3,485	$7,382	$6,981
Certain items associated with acquisitions[1]	6	6	13	13
Non-GAAP gross profit	$3,953	$3,491	$7,395	$6,994
Non-GAAP gross margin	50.0%	49.2%	49.6%	49.0%
Non-GAAP Operating Income
GAAP reported operating income	$2,523	$2,169	$4,354	$4,344
Certain items associated with acquisitions[1]	10	11	21	23
Acquisition integration and deal costs	3	—	3	3
Legal settlement[2]	—	—	253	—
Restructuring charges[3]	—	—	12	—
Non-GAAP operating income	$2,536	$2,180	$4,643	$4,370
Non-GAAP operating margin	32.1%	30.7%	31.1%	30.6%
Non-GAAP Net Income
GAAP reported net income	$2,806	$2,137	$4,832	$3,322
Certain items associated with acquisitions[1]	10	11	21	23
Acquisition integration and deal costs	3	—	3	3
Legal settlement[2]	—	—	253	—
Restructuring charges[3]	—	—	12	—
Realized loss (gain), dividends and impairments on strategic investments, net	15	(18)	29	(27)
Unrealized loss (gain) on strategic investments, net	(685)	(80)	(1,169)	26
Foreign exchange loss (gain) related to purchase of strategic investment	—	23	—	23
Loss (gain) on asset sale	—	(44)	—	(44)
Income tax effect of share-based compensation[4]	7	4	(14)	(6)
Income tax effects related to intra-entity intangible asset transfers[5]	32	32	63	706
Resolution of prior years’ income tax filings and other tax items	9	(124)	49	(140)
Income tax effect of non-GAAP adjustments[6]	89	(1)	106	—
Non-GAAP net income	$2,286	$1,940	$4,185	$3,886

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Charge of $253 million for settlement with the U.S. Commerce Department Bureau of Industry and Security to resolve a previously disclosed export controls compliance matter.

3	The restructuring charges related to a workforce reduction plan announced in the fourth quarter of fiscal 2025.

4	GAAP basis tax benefit related to share-based compensation is recognized ratably over the fiscal year on a non-GAAP basis.

5	Amount for the six months ended April 27, 2025, included changes to the income tax provision of $62 million from amortization of intangibles and a $644 million remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

6	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Non-GAAP Earnings Per Diluted Share
GAAP reported earnings per diluted share	$3.51	$2.63	$6.05	$4.08
Certain items associated with acquisitions	0.01	0.01	0.03	0.02
Legal settlement	—	—	0.32	—
Restructuring charges	—	—	0.01	—
Realized loss (gain), dividends and impairments on strategic investments, net	0.08	(0.02)	0.09	(0.03)
Unrealized loss (gain) on strategic investments, net	(0.80)	(0.10)	(1.38)	0.03
Foreign exchange loss (gain) related to purchase of strategic investment	—	0.03	—	0.03
Loss (gain) on asset sale	—	(0.05)	—	(0.05)
Income tax effect of share-based compensation	0.01	—	(0.02)	(0.01)
Income tax effects related to intra-entity intangible asset transfers[1]	0.04	0.04	0.08	0.87
Resolution of prior years’ income tax filings and other tax items	0.01	(0.15)	0.06	(0.17)
Non-GAAP earnings per diluted share	$2.86	$2.39	$5.24	$4.77
Weighted average number of diluted shares	799	812	799	815

1	Amount for the six months ended April 27, 2025, included changes to the income tax provision of $0.08 per diluted share from amortization of intangibles and $0.79 per diluted share from a remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Six Months Ended
(In millions, except percentages)	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Semiconductor Systems Non-GAAP Gross Profit
GAAP reported gross profit	$3,264	$2,889	$6,058	$5,875
Certain items associated with acquisitions[1]	6	6	13	13
Non-GAAP gross profit	$3,270	$2,895	$6,071	$5,888
Non-GAAP gross margin	54.8%	53.6%	54.7%	53.5%
Applied Global Services Non-GAAP Gross Profit
GAAP reported gross profit	$577	$476	$1,114	$913
Non-GAAP gross profit	$577	$476	$1,114	$913
Non-GAAP gross margin	34.7%	33.5%	34.6%	32.9%
Semiconductor Systems Non-GAAP Operating Income
GAAP reported operating income	$2,092	$1,770	$3,519	$3,642
Certain items associated with acquisitions[1]	10	11	21	23
Acquisition integration and deal costs	—	—	—	2
Legal settlement[2]	—	—	253	—
Non-GAAP operating income	$2,102	$1,781	$3,793	$3,667
Non-GAAP operating margin	35.2%	33.0%	34.2%	33.3%
Applied Global Services Non-GAAP Operating Income
GAAP reported operating income	$487	$378	$925	$714
Acquisition integration and deal costs	—	—	—	1
Non-GAAP operating income	$487	$378	$925	$715
Non-GAAP operating margin	29.2%	26.6%	28.7%	25.8%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Charge of $253 million for settlement with the U.S. Commerce Department Bureau of Industry and Security to resolve a previously disclosed export controls compliance matter.

Note: The reconciliation of GAAP and non-GAAP segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within other and included in consolidated operating income.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	April 26, 2026

GAAP provision for income taxes (a)	$419
Income tax effect of share-based compensation	(7)
Income tax effects related to intra-entity intangible asset transfers	(32)
Resolutions of prior years’ income tax filings and other tax items	(9)
Income tax effect of non-GAAP adjustments	(89)
Non-GAAP provision for income taxes (b)	$282

GAAP income before income taxes (c)	$3,225
Certain items associated with acquisitions	10
Acquisition integration and deal costs	3
Realized loss (gain), dividends and impairments on strategic investments, net	15
Unrealized loss (gain) on strategic investments, net	(685)
Non-GAAP income before income taxes (d)	$2,568

GAAP effective income tax rate (a/c)	13.0%

Non-GAAP effective income tax rate (b/d)	11.0%

UNAUDITED RECONCILIATION OF NON-GAAP FREE CASH FLOW

	Three Months Ended		Six Months Ended
(In millions)	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Cash provided by operating activities	$845	$1,571	$2,531	$2,496
Capital expenditures	(635)	(510)	(1,281)	(891)
Non-GAAP free cash flow	$210	$1,061	$1,250	$1,605